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                                                                   EXHIBIT 99-38

                                STATE OF MICHIGAN

                  BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE APPLICATION OF         )
THE DETROIT EDISON COMPANY                  )                CASE NO. U-12478
FOR A FINANCING ORDER.                      )
                                            )
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                             PETITION FOR REHEARING
                          OF THE DETROIT EDISON COMPANY

         The Detroit Edison Company ("Edison" or "Company") by and through its attorneys, and pursuant to Section 10i(7) of 2000 PA 142, MCL 460.10i(7) ("Act 142") and the Commission's Rules of Practice, files this Petition for Rehearing ("Petition") and in support says as follows:

         1. This Petition is being filed to clarify determinations made by the Michigan Public Service Commission ("Commission") in its November 2, 2000 Order ("Order") issued in this docketed case. Such clarification is necessary to prevent serious unintended consequences and/or errors resulting from compliance with the Order as described herein. Clarification of these determinations will result in Edison's irrevocable acceptance of the terms of the Order as required by Paragraphs V and W of the Order and as described herein.

         2. USE OF SECURITIZATION SAVINGS

         On page 23 of the Order the Commission sets forth a detailed description of the intended use of the securitization savings based on its interpretation of 2000 PA 141, MCL 460.10a et seq. ("Act 141"). On that page, and again on page 23 of the Order, the



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Commission uses the term "proceeds" when addressing the allocation of securitization savings in excess of those necessary to fund the 5% residential rate reduction. Edison believes that when the Order discusses the Commission's intended allocation of proceeds that it is referring to the savings that are produced by the reduction in revenue requirement that occurs when qualified costs are securitized, and not the proceeds which arise from the issuance of securitization bonds which are to be used to retire debt and equity.

         A) 5% RESIDENTIAL RATE REDUCTION

         Edison proposed in this case that it be allowed to treat as a qualified cost, and thereby securitize the 5% residential rate reduction mandated by Act 141 from the date of enactment of Act 141 or, in the alternative, defer as a regulatory asset, the costs of the residential rate reduction for future recovery.

         At page 27 of the Order the Commission states:

            The Commission finds that it must reject Detroit Edison's proposal to treat the rate reduction as a regulatory asset prior to the issuance of this order.

         While the Commission granted Edison the authority to classify the cost of the residential rate reduction as a regulatory asset subsequent to the date of the Order, it is unclear how the regulatory asset will be recovered by the Company. Edison believes that the intent of the Legislature was correctly restated by the Commission in its ordering Paragraph R: securitization cost savings will be applied on a priority basis, first, to the recovery of the residential rate reduction beginning with the date of the Order, and with any remaining cost savings applied to other reductions ordered by the Commission. Based on the amount of expected savings generated by securitization, there should be



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sufficient savings for all rate reductions as well as savings for the low income and energy efficiency fund as ordered by the Commission. As a result, there has been little concern as to the actual priority for use of savings for the reductions ordered by the Commission for Edison.

         Therefore, Edison accepts the limitation on the effective date for creation of the regulatory asset to the period beginning with the date of the order until the securitization bonds are issued; provided however, 1) recovery of the costs of the rate reduction will be recovered from the annual savings generated from securitization; and 2) in the event issuance of securitization bonds are delayed beyond March 31, 2001 the costs associated with the residential rate reduction from the date of the November 2, 2000 order through the date of securitization will be deemed a Qualified Cost as defined in ss. 10h(g) of Act 142, and may be included in the amount approved by the Commission to be securitized.

         B) REMAINING RATE REDUCTIONS

         The Commission found that rate reductions should be made for: 1) bundled commercial and industrial customers (Order at p. 25); 2) retail access customers (Order at p. 29); 3) a proposed retail access rate equalization adjustment (Order at p. 32); and 4) the low income/energy efficiency fund (Order at p. 25).

         Edison requests that the Commission clarify that consistent with the clear provisions of Act 141 and Act 142, all reductions mandated by the Commission in the Order must come from, and be limited to the extent of the savings produced by securitization of approved qualified costs.

         With this clarification, Edison can accept the rate reduction and funding provisions of the Order.



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         3. THE EQUALIZATION ADJUSTMENT

         In its Order the Commission determined that retail access will be less competitive if retail access customers do not receive the same reduction in dollars per kilowatt-hours as bundled sales customers. The Commission concluded from the record that without some form of "Equalization Adjustment" customers who switch to an alternative supplier will be unfairly disadvantaged. The Commission stated that this outcome would be inconsistent with the policy of promoting a competitive market and thus found that an Equalization Adjustment should be adopted.

         The Company interprets the Commission's intent to be that choice customers are to receive the same benefit from securitization that they would have received if they were to remain as bundled customers of the Company; i.e., that choice customers are to receive, on a cents per kilowatt-hour basis, the same benefit from securitization that they would have received had they remained bundled customers. Based on this interpretation, Edison will accept this interpretation if implementation of the Commission's Order is conducted as follows:

         A) PRE-SECURITIZATION BOND ISSUANCE

         During the bid period before securitization bonds are issued, the Company will have already reduced bundled residential rates by an average amount of 0.46 cents/kWh. For residential retail access customers only, Edison will reduce those customer's bid-established transition charge by 0.46 cents/kWh.


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         B) POST-SECURITIZATION BOND ISSUANCE

         During the period following the issuance of securitization bonds and prior to January 1, 2002, when the transition charge is placed into effect by the Commission (rather than by bid), Detroit Edison will implement the following adjustments to the retail access bid transition charges:

            I) RESIDENTIAL

         The bid transition charge will be first split into two components: the first component being equal to the then-current securitization and tax charges ("SQC charge"), and the second component being equal to the difference between the bid transition charge and the then-current SQC charge. The second component will be reduced by an Equalization Adjustment of 0.46 cents/kWh.

         The Equalization Adjustment is designed to be equal to the average rate reduction realized by the residential class. For example, if a residential customers' bid-transition charge is 0.30 cents/kWh and the then-current SQC charge is 0.50 cents/kWh, the transition charge appearing on the customers bill would be -0.66 cents/kWh after application of the equalization adjustment, and the SQC charge appearing on the customers bill would be 0.50 cents/kWh. This proposal is illustrated as follows:




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                                  [FLOW CHART]



            II)  COMMERCIAL CUSTOMERS

         For these customers the same methodology described for residential customers will apply except that the Equalization Adjustment for this class is set equal to the average reduction in bundled rates for the commercial class. If the Company securitizes the full authorized amount of qualified costs, it expects to be able to reduce commercial rates by a full 5% or by 0.48 cents/kWh. That average reduction for the commercial class would then constitute the Equalization Adjustment applied to customer bills. For example, if the customer's bid transition charge is 0.80 cents then the full effect of the application of the SQC charge and Equalization Adjustment would result in the application of an SQC charge of 0.50 cents/kWh and a transition charge of -0.18 cents/kWh, illustrated as follows:




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                                  [FLOW CHART]


            III)  INDUSTRIAL PRIMARY CUSTOMERS
         For these customers the same methodology described for residential and commercial classes will be employed except that the average rate reduction for this class will be 0.28 cents/kWh if the Company securitizes the full authorized amount of qualified costs.

         C) POST 2001

         In its order in Case No. U-11290 dated June 5, 1997 the Commission determined that customers would be allowed to bid the amount of transition charge they will pay through December 31, 2001. In its October 29, 1997 order in Case No. U-11452 the Commission determined that the bid charge would remain in effect until January 1, 2002 at which point all customers are to pay a uniform transition charge established by the Commission. It is Edison's belief that the Commission will establish a transition charge by January 1, 2002 which will be included as a component of choice customers' bills. It is Edison's belief that the method for determining this charge (or credit) will be determined in Case No. U-12639 (or its progeny). It is Edison's further belief that the



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method approved in Case No. U-12639 to determine stranded costs will be used in the establishment of the transition charge effective January 1, 2002.

         The Commission, through its electric restructuring orders, has consistently identified five categories of stranded costs: (1) nuclear assets,
(2) other generation related regulatory assets, (3) purchased power contracts,
(4) restructuring related employee costs, and (5) restructuring related implementation costs. Chief among these costs from Edison's perspective are the Fermi 2 and other generation-related regulatory assets that comprise the substantial majority of qualified costs approved in the Order. Edison believes that regardless of the final resolution of net stranded costs arising out of U-12639 or related cases, these five categories of stranded cost must be considered in the determination of stranded costs to be recovered from Edison's customers opting for choice.

         When Edison securitizes an amount equal to the qualified costs approved by the Commission in this proceeding, the revenue requirement associated with those regulatory assets will decline.

         Edison believes that to fully recover its stranded costs the current pre-securitization transition charge applicable to choice customers should be set at about 1.20 cents/kWh; 0.20 cents of which represents restructuring costs and 1.00 cents representing the Fermi 2 and other generation-related regulatory assets which have been approved as qualified costs in the Order. Edison believes that after securitization, the revenue requirement associated with the Fermi 2 and other generation-related regulatory assets will decline to approximately
0.50 cents/kWh thus reducing the overall transition charge for choice customers to about 0.70 cents/kWh.



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         The reduction in revenue requirement resulting from the securitization of qualified costs is what enables Edison to reduce all bundled rates by the 5% approved in the Order. This reduction in revenue requirement will be reflected in the determination of net stranded cost and will ultimately flow through as a reduction to the transition charge for choice customers.

         Therefore, once the transition charge is established, choice customers will receive an equal benefit from securitization to that which they would have received had they remained bundled customers. Once the transition charge is established reflecting that reduction, the equalization adjustment will no longer be necessary and will either be set to zero or eliminated. This interpretation is essential to Edison's acceptance of the Commission's November 2, 2000 financing order.

         4. RELATED RATEMAKING ISSUES

         Footnote 9 on page 26 of the Order suggests that Edison review the necessity of its filing in Case No. U-12595 for approval of related ratemaking to implement the requirements of Act 141 and Act 142. Edison has conducted its review and has determined that the Commission's November 2, 2000 Order contains the necessary ratemaking approvals for Edison to implement the requirements of Act 141 and Act 142.(1)

         A) UNIFORM SURCHARGE

         At page 32 of the Order, the Commission accepted the use of a uniform per kWh surcharge as recommended by Edison in both this case and Case No. U-12595. That issue is now settled.




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(1) Edison will withdraw its application in Case No. U-12595.


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         B) OFFSETTING BILL CREDIT

         At page 29 of the Order, the Commission determined that retail access customers should receive an offsetting bill credit equal to the securitization and tax charges ("SQC Charges") payable for a billing period. Edison believes that this holding constitutes both an acceptance and rejection of Edison's positions both in this case and in Case No. U-12595. Edison proposed that when the SQC charge was implemented, it would be done so in a manner to preserve ordered rate reductions in bundled rates. This was to be accomplished in bundled rates by reducing tariffed energy rates by an amount equal to the SQC charge. Edison believes the Commission accepted this position. Edison further proposed that during the bid period, retail access customers would pay a transition charge equal to the higher of a customer/marketer's approved bid charge (a component of which would be designated as the SQC charge), or the SQC charge. It is the Company's understanding that the Commission rejected this proposal.

         Edison will accept this interpretation if the Commission approves implementation of its order as follows:

         I) BUNDLED CUSTOMERS

         The inclusion of a separate SQC charge and any associated applicable rate reductions will occur simultaneously on a service-rendered basis with the issuance of the securitization bonds. The SQC charge will be shown as a separate and single line item surcharge. With the initial implementation of the SQC charge, the base energy charges in each tariff will be reduced by the amount of the SQC charge. The SQC charge will then be applied to customer sales as a separate surcharge. Any future revisions to the SQC charge, resulting from either routine or non-routine true-ups will apply to all customers'



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bills. However, for bundled and retail access customers alike, an additional surcharge/credit adjustment will be included to maintain the rate freeze mandated by Act 141. This adjustment will be equal to the subtraction of the current SQC charge from the initially implemented SQC charge. For example, if the initial proposed SQC charge of 0.5005 cents/kWh is changed to
0.5100 cents/kWh in the true-up procedure, the SQC charge for all customers (including residential), will be billed at 0.5100 cents/kWh. However, for bundled tariffs covered by the rate freeze and for retail access customers, a surcharge/credit adjustment of a negative 0.0095 cents/kWh will be reflected. The Company will issue revised rate schedules after issuance of the securitization bonds reflecting revised tariff sheets, schedules of surcharges and credits, as well as appropriate special contract (SMC and LCC) amendments.

         II) RETAIL ACCESS CUSTOMERS

             A) DURING THE BID PERIOD (THROUGH 12/31/01)

         During the bid period Edison will split the customers bid charge into two components; the first component being equal to the then current charge and the second component being equal to the difference between the bid transition charge and the then current SQC charge. The effect being that the customers will be assessed, on a net basis, an amount equal to a customer's bid transition charge.

             B) POST 2001

         It is Edison's belief that the Commission will establish a transition charge that will reflect the savings to stranded costs associated with securitization. Edison agrees that the transition charge should be offset by the then-current SQC charge if, in fact, the authorized transition charge has not already been adjusted by the SQC charge.



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         Therefore, with the foregoing acceptances, and upon receipt of an order of clarification by the Commission, Edison believes there is no need to proceed with Case No. U-12595. Accordingly, it will file in the near future to withdraw its application in that case.

         5. RELATED ACCOUNTING ISSUE

         In its order in Case No. U-11290 dated January 14, 1998, the Commission determined that retail access customers would be allowed to bid the amount of transition charge they will pay through December 31, 2001. On page 18 of that same order, the Commission authorized both Edison and Consumers Energy to record the difference between the actual stranded cost amounts and the bid amounts with these differences either added to or subtracted from stranded cost amounts for inclusion in annual true-up proceedings. Edison is hereby notifying the Commission that it will record these differences as regulatory assets or liabilities and will seek recovery of these differences in Case No. U-12639. It is Edison's belief based on prior Commission determination in Case No. U-11290 that these differences will be included in the establishment of the transition charge effective January 1, 2002.

         6. CONCLUSION AND REQUEST FOR RELIEF

         Edison respectfully requests that the Commission issue an Order on Rehearing incorporating the clarifications and interpretations of its November 2, 2000 Order as recommended in this Petition. Clarification of the provisions of the November 2, 2000 Order and affirmation of the interpretations is essential for achievement of full benefits of securitization, as well as the elimination of confusion which could result in unintended consequences in the implementation of the Financing Order. Edison hereby accepts the



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provisions of the Commission's November 2, 2000 Order conditioned only upon issuance of an irrevocable Order on Rehearing confirming the Commission's concurrence with the clarifications and interpretations requested herein.

                                        Respectfully submitted:

                                        THE DETROIT EDISON COMPANY

                                        By:
                                           -------------------------------------
                                           DAVID E. MEADOR
                                           Senior Vice-President
                                           and Treasurer

Legal Department


By:
    ---------------------------------
         BRUCE R. MATERS (P28080)
         JON P. CHRISTINIDIS (P47352)
         Attorneys for Detroit Edison
         2000 Second Avenue, 688 WCB
         Detroit, Michigan 48226
         (313) 235-7481


Dated:   November 21, 2000


















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